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La presente copia de escritura pública es testimonio fiel de su original, que se encuentra inserto en el protocolo que he tenido a la vista, correspondiente a la notaría JOSE MUSALEM , de fecha 02-12-2011, repertorio 18620, y que corresponde a ACTA.

Julian Andres Miranda Osses
Archivero Titular

Firmado electrónicamente con fecha 5 de junio de 2019 en Santiago.

GUSTAVO MONTERO MARTI NOTARIO SUPLENTE 48° NOTARIA DE SANTIAGO

SMR. REPERTORIO Nº 18.620/2011

2-392

Certifico Vigencia con esta fecha. Santiago, 07 de Febrero 2012.

REDUCCION A ESCRITURA PUBLICA

ACTA

JUNTA EXTRAORDINARIA DE ACCIONISTAS

MINERA SANTA ROSA S.A.

EN SANTIAGO DE CHILE, a dos de Diciembre del dos mil once, ante mí, **GUSTAVO MONTERO MARTI,** Notario Público Suplente del Titular de la Cuadragésimo Octava Notaría de Santiago don JOSE MUSALEM SAFFIE, con domicilio en esta ciudad, calle Huérfanos setecientos setenta, tercer piso, según **Decreto número trescientos treinta y siete - dos mil once**, de la Presidencia de la Corte de Apelaciones de veintiocho de Junio de dos mil once, protocolizado al final de los Registros del mes de Junio del mismo año, comparece: Don **CRISTIAN MUJICA ESCUDERO**, chileno, casado, abogado, cédula nacional de identidad número **siete millones ciento setenta y nueve mil**

trescientos sesenta y seis guión cuatro, domiciliado en esta ciudad, Avenida Presidente Riesco número cinco mil cuatrocientos treinta y cinco, piso ocho, Condes, el compareciente mayor de edad, quien acredita su identidad con la cédula mencionada, y expone: Que debidamente facultado viene en reducir a escritura pública, el **ACTA. JUNTA EXTRAORDINARIA DE ACCIONISTAS. MINERA SANTA ROSA S.A.,** de fecha dos de Diciembre del año dos mil once, y que ésta se encuentra adherida al libro de actas de la sociedad, cuyo tenor es el siguiente: **"REDUCCION A ESCRITURA PUBLICA. JUNTA EXTRAORDINARIA DE ACCIONISTAS. MINERA SANTA ROSA S.A.** En Santiago de Chile, a dos de Diciembre de dos mil once, siendo las diecisiete horas, en calle Cerro Colorado cinco mil doscientos cuarenta, Torres del Parque II, Piso dieciocho, comuna de Las Condes, tuvo lugar la junta extraordinaria de accionistas (en adelante también la **"Junta"**) de **"Minera Santa Rosa S.A."**, en adelante también la **"Sociedad"**. La Junta fue presidida por don José Tomás Letelier Vial, y actuó como secretario de actas don Miguel Baeza Guíñez. **I. ASISTENCIA.** Informó el secretario que se encontraban presentes en la Junta, debidamente representados, todos los accionistas de la Sociedad, dueños del cien por ciento de las acciones emitidas y con derecho a voto, de acuerdo al siguiente detalle: Nombre. Número de acciones. Uno. Minera Lobo Marte S.A., representada por Miguel Baeza Guíñez, por cuarenta y cuatro millones seiscientas cincuenta mil quinientas diez acciones. Dos. TVX Minera de Chile Limitada, representada por José Tomás Letelier Vial, por una acción. Asimismo, se dejó constancia que también se encontraban presentes en la Junta don Miguel Baeza Guíñez, en representación de la sociedad MDO Holdings Ltd., y don José Tomás Letelier Vial, en representación de la sociedad Macaines Mining Properties Ltd., ambas especialmente invitadas. **II. HOJA DE ASISTENCIA Y APROBACIÓN DE PODERES.** Los representantes de los accionistas presentes en la Junta firmaron la hoja de asistencia en la

que se indica el nombre del accionista, el número de acciones que cada accionista posee y el nombre de quien lo representa. En seguida, los poderes otorgados por los accionistas presentes en la Junta fueron puestos a disposición de los asistentes y aprobados por ellos, sin observaciones. **III. CONSTITUCIÓN LEGAL DE LA JUNTA.** El secretario manifestó que se encontraban debidamente representados todos los accionistas de la Sociedad, dueños de cuarenta y cuatro millones seiscientas cincuenta mil quinientas once acciones, cantidad que representa el cien por ciento de las acciones emitidas por la Sociedad, lo que constituye quórum suficiente para la válida celebración de la misma y para la adopción de acuerdos. Se dejó testimonio que todos los accionistas presentes eran titulares de acciones inscritas en el Registro de Accionistas de la Sociedad al momento de iniciarse la Junta de acuerdo a lo indicado en el artículo sesenta y dos de la Ley sobre Sociedades Anónimas. Indicó, asimismo, que existiendo seguridad de que concurrirían el cien por ciento de las acciones emitidas con derecho a voto, y que todos los accionistas de la Sociedad conocían de antemano el lugar, la fecha y la hora de la celebración de la Junta y las materias a tratar en ella, no fue necesario dar cumplimiento a las formalidades de citación que, como norma general, contemplaban las disposiciones respectivas, agregando que, sin embargo, esta omisión no invalidaba la Junta, según lo establecía el artículo sesenta de la Ley Número dieciocho mil cuarenta y seis, por cuanto se encontraban debidamente presentes en ella la totalidad de las acciones de la Sociedad. Por otra parte, se dejó constancia que se encontraba presente el Notario Público de Santiago don Gustavo Montero Martí, suplente del titular don José Musalem Saffie, en conformidad con lo dispuesto por el artículo cincuenta y siete de la Ley recién citada. En consecuencia, y habiéndose dado cumplimiento a las disposiciones estatutarias y legales sobre la materia, el Presidente declaró constituida legalmente la junta. **IV. OBJETO DE LA**

CONVOCATORIA. El Presidente manifestó que, como era de conocimiento de todos los accionistas, el objeto de esta Junta era tratar y pronunciarse sobre la fusión de la Sociedad por incorporación a ésta de la sociedad "Compañía Minera Mantos de Oro S.A.", lo que provocará la disolución de esta última sociedad. Asimismo informó que también era objeto de la Junta el tratar y pronunciarse respecto de la transformación de la Sociedad a una sociedad contractual minera, con los cambios y ajustes estatutarios necesarios para adaptar la Sociedad a su nueva realidad jurídica, incluyendo el cambio de su razón social a "Compañía Minera Mantos de Oro". A continuación, el Presidente explicó a los presentes las razones que justificaban la fusión y posterior transformación societaria propuesta, así como las consecuencias que ello tendría y las gestiones adicionales que debería efectuar la Sociedad para la completa formalización de la misma. De igual forma, se refirió a las ventajas que presentaba la fusión, describió los activos, pasivos y patrimonios de ambas sociedades, informó sobre la transferencia de activos y pasivos de la absorbida a la Sociedad y dejó constancia que con esta misma fecha se había celebrado una junta de accionistas de "Compañía Minera Mantos de Oro S.A.", en la que por la unanimidad de sus accionistas se había aprobado la fusión de sociedades. Por otra parte, el Presidente informó a los presentes, que el capital de la Sociedad ascendía a diecinueve millones doscientos cincuenta y nueve mil novecientos noventa y tres coma noventa y seis dólares de los Estados Unidos de Norteamérica, dividido en cuarenta y cuatro millones seiscientas cincuenta mil quinientas once acciones, sin valor nominal, íntegramente suscritas y pagadas. **V. ACUERDOS.** Después de un breve intercambio de opiniones sobre las proposiciones mencionadas, por la unanimidad de los accionistas presentes, se adoptaron los siguientes acuerdos: **Uno)** Fusionar "Minera Santa Rosa S.A." con "Compañía Minera Mantos de Oro S.A.", mediante la incorporación de la segunda a la primera sociedad nombrada, que será la

subsistente y continuadora de las actividades y operaciones de ambas compañías, en los términos que se detallan más adelante. En consecuencia, se producirá la disolución de "Compañía Minera Mantos de Oro S.A." **Dos)** Aprobar para los efectos de la fusión de la Sociedad, un balance de ésta al primero de diciembre de dos mil once, copia del cual fue revisado por los accionistas. Se dejó constancia que también se había dado lectura, se había revisado y aprobado por los accionistas, un balance a igual fecha de "Compañía Minera Mantos de Oro S.A." y el balance de la sociedad absorbente (luego de producida la fusión). Los tres balances mencionados serán protocolizados conjuntamente, en la Notaría de Santiago de don José Musalem Saffie, en la misma fecha en que se reduzca a escritura pública el acta de la presente Junta. **Tres)** Dejar constancia que, conforme consta en los registros contables y en el balance aprobado precedentemente, al primero de diciembre de dos mil once el valor de los activos de "Minera Santa Rosa S.A." asciende a ocho millones novecientos noventa y cinco mil cincuenta y siete coma cincuenta y cinco dólares de los Estados Unidos de Norteamérica, el valor de sus pasivos a cero coma cero dos dólares de los Estados Unidos de Norteamérica, y el valor de su patrimonio es de ocho millones novecientos noventa y cinco mil cincuenta y siete coma cincuenta y tres dólares de los Estados Unidos de Norteamérica De igual forma, dejar constancia que, conforme consta en los registros contables y en el balance aprobado precedentemente, al primero de Diciembre de dos mil once el valor de los activos de "Compañía Minera Mantos de Oro S.A." asciende a novecientos cincuenta y cuatro millones quinientos cuarenta y nueve mil seiscientos ochenta y uno coma veintiocho dólares de los Estados Unidos de Norteamérica, el valor de sus pasivos a setecientos setenta millones cuatrocientos noventa y seis mil ochocientos trece coma noventa y dos dólares de los Estados Unidos de Norteamérica, y el valor de su patrimonio es de ciento setenta y cuatro millones cincuenta y dos mil

ochocientos sesenta y siete coma treinta y seis dólares de los Estados Unidos de Norteamérica. **Cuatro)** Aprobar que la fusión de ambas sociedades se concreta sumando a las cuentas de activo, pasivo y patrimonio de "Minera Santa Rosa S.A.", las correspondientes de "Compañía Minera Mantos de Oro S.A.", en base a los balances aprobados en Junta de Accionistas de la primera y de la segunda. De esta forma y tomando como base los balances de la absorbente y de la absorbida, a que se refiere el acuerdo dos precedente, el balance de "Minera Santa Rosa S.A." luego de producida la fusión, es el que se pasa a detallar: Activos: Novecientos cuarenta y cuatro millones quinientos cuarenta y nueve mil seiscientos ochenta y uno coma veintiocho dólares de los Estados Unidos de Norteamérica; Pasivos: Setecientos setenta millones cuatrocientos noventa y seis mil ochocientos trece coma noventa y cuatro dólares de los Estados Unidos de Norteamérica, y Patrimonio: Ciento ochenta y tres millones cuarenta y siete mil novecientos veinticuatro coma ochenta y nueve dólares de los Estados Unidos de Norteamérica. **Cinco)** Aprobar que la relación de canje se haga utilizando el Fair Market Value como criterio de valorización de ambas sociedades, determinado en base a la información de ambas sociedades al primero de diciembre de dos mil once, dejándose constancia que todos los accionistas de ambas sociedades habían tenido a la vista los antecedentes y cálculos efectuados al efecto. Conforme a lo anterior, se acordó emitir un total de mil veintiocho millones ochocientas doce mil cuatrocientas cuarenta y dos acciones para ser distribuidas a los accionistas de la sociedad absorbida. De esta forma, al accionista MDO Holdings Ltd. le corresponderán quinientos catorce millones cuatrocientas seis mil doscientas veintiuna acciones y al accionista Macaines Mining Properties Ltd. le corresponderán quinientos catorce millones cuatrocientas seis mil doscientas veintiuna acciones. **Seis)** Para los efectos de hacer efectivo el canje de acciones antes mencionado, se acordó aumentar el capital de

"Minera Santa Rosa S.A.", en cuarenta y ocho millones trescientos sesenta y ocho mil doscientos veinticinco coma sesenta y dos dólares de los Estados Unidos de Norteamérica, mediante la emisión de mil veintiocho millones ochocientas doce mil cuatrocientas cuarenta y dos nuevas acciones, nominativas y sin valor nominal, las que unidas a las actuales cuarenta y cuatro millones seiscientas cincuenta mil quinientas once acciones en que se encuentra dividido el capital de la sociedad, enteran las mil setenta y tres millones cuatrocientas sesenta y dos mil novecientas cincuenta y tres acciones nominativas y sin valor nominal, en que se dividirá el capital definitivo de la Sociedad, pasando el capital social de los actuales diecinueve millones doscientos cincuenta y nueve mil novecientos noventa y tres coma noventa y seis dólares de los Estados Unidos de Norteamérica, a la suma final de sesenta y siete millones seiscientos veintiocho mil doscientos diecinueve coma cincuenta y ocho dólares de los Estados Unidos de Norteamérica. **Siete)** Estando presente en la Junta, los representantes de MDO Holdings Ltd. y Macaines Mining Properties Ltd., quienes son los dos únicos accionistas de "Compañía Minera Mantos de Oro S.A." en este mismo acto suscribieron las mil veintiocho millones ochocientas doce mil cuatrocientas cuarenta y dos acciones acordadas emitir, en la proporción indicada en el acuerdo cinco precedente, las que se dieron por pagadas íntegramente mediante el aporte en dominio de la parte proporcional que les correspondía en el patrimonio de la sociedad absorbida. Se dejó constancia que, por el acuerdo unánime de las acciones emitidas con derecho a voto, se había omitido la estimación pericial de estos aportes no consistentes en dinero, en conformidad con lo dispuesto por el artículo quince de la Ley dieciocho mil cuarenta y seis. **Ocho)** Establecer que la fusión y absorción, para efectos legales y tributarios se producirá a partir de la fecha de reducción a escritura pública del acta de esta Junta. Asimismo, se aprobó dejar constancia que "Minera Santa Rosa S.A." mantendrá los registros tributarios de los

activos y pasivos que recibe como consecuencia de la fusión y que entre los activos de "Compañía Minera Mantos de Oro S.A." que recibe "Minera Santa Rosa S.A." se encuentran los concesiones de exploración y explotación, constituidas y en tramitación, derechos de aguas e inmuebles, que se singularizan en escrituras públicas otorgadas en la misma Notaría a que se reduce el acta de esta Junta y en esta misma fecha, cuyo detalle es conocido por todos los accionistas tanto de la sociedad absorbente como de la absorbida. **Nueve)** Dejar constancia que como consecuencia de la fusión, se produce la disolución anticipada de "Compañía Minera Mantos de Oro S.A.". De esta forma, "Minera Santa Rosa S.A." pasa a ser su continuadora legal para todos los efectos que haya lugar, haciéndose cargo de todo su activo y pasivo a partir de la fecha de reducción a escritura pública del acta de la presente junta. En consecuencia, todos los bienes, derechos y obligaciones que aparezcan a nombre de la sociedad "Compañía Minera Mantos de Oro S.A." deberán entenderse pertenecer a "Minera Santa Rosa S.A.". **Diez)** Se acuerda que, en conformidad con lo dispuesto por el artículo sesenta y nueve del Código Tributario, "Minera Santa Rosa S.A." se hace responsable de todos los impuestos que adeude o pudiera adeudar "Compañía Minera Mantos de Oro S.A.". **Once)** Se acordó que mientras los trámites de legalización de la fusión recién aprobada no estuvieran totalmente terminados, los poderes otorgados para representar a "Minera Mantos de Oro S.A.", se mantendrán plenamente vigentes para actuar ante cualquier persona o institución, pública o privada, en especial ante las siguientes instituciones: Servicio de Impuestos Internos, Tesorería General de la República, Municipalidades, Banco Central y Bancos comerciales. **Doce)** Se acordó dejar constancia expresa que la fusión acordada en nada afecta la vigencia del Directorio actualmente en ejercicio de "Minera Santa Rosa S.A.", cuyos miembros se mantendrán en posesión de sus cargos hasta la fecha en que ordinariamente venza su mandato. **Trece)** Posteriormente,

se acordó transformar la Sociedad, de sociedad anónima a una sociedad contractual minera, aprobándose al efecto, el texto del nuevo estatuto social por el cual pasará a regirse la Sociedad. Se dejó constancia de que se habían leído íntegramente y se habían aprobado en forma separada, cada uno de los artículos permanentes y transitorios que tendrá el nuevo estatuto social que regirá a la Sociedad. Se dejó constancia que en los estatutos de la sociedad ya transformada en contractual minera figuran como constituyentes, conforme a lo anteriormente expuesto, los actuales accionistas más los que se incorporaron a la Sociedad en esta misma fecha con motivo de la fusión aprobada, esto es, **Minera Lobo Marte S.A.**, sociedad del giro de su denominación, rol único tributario número setenta y seis millones treinta y ocho mil ochocientos seis guión ocho; **TVX Minera de Chile Limitada**, sociedad del giro de su denominación, rol único tributario número setenta y nueve millones novecientos cuarenta y ocho mil cien guión seis; **MDO Holdings Ltd.**, sociedad del giro de inversiones, rol único tributario número cincuenta y nueve millones veinticinco mil seiscientos setenta guión seis, y **Macaines Mining Properties Ltd.**, sociedad del giro de inversiones, rol único tributario número cincuenta y nueve millones veintiséis mil ochocientos guión tres, todos domiciliados para estos efectos en calle Cerro Colorado número cinco mil doscientos cuarenta, Torre Dos, Piso dieciocho, comuna de Las Condes, Santiago. Luego, el Presidente dio lectura uno a uno a los artículos permanentes y transitorios de los estatutos propuestos, que son del tenor siguiente: **"TITULO PRIMERO. Nombre, Domicilio, Duración y Objeto. Artículo Primero:** Se constituye por transformación una sociedad contractual minera con el nombre de **COMPAÑÍA MINERA MANTOS DE ORO**. Su domicilio será la ciudad de Santiago, Región Metropolitana, pudiendo establecer agencias o sucursales en otros puntos del país o del extranjero.- **Artículo Segundo:** La duración de la Sociedad será de cincuenta años, contado desde la fecha de la escritura de su constitución

original, esto es, desde el dieciséis de Septiembre de mil novecientos noventa y seis.- **Artículo Tercero:** La Sociedad tendrá por objeto la prospección, exploración y explotación de las concesiones mineras que adquiera a cualquier titulo en la República de Chile. La sociedad podrá ejecutar todos los actos y celebrar todos los contratos y convenciones que directa o indirectamente conduzcan al cumplimiento de su objeto. **TÍTULO SEGUNDO: Capital Social y Acciones. Artículo Cuarto:** El interés social asciende a la suma de sesenta y siete millones seiscientos veintiocho mil doscientos diecinueve coma cincuenta y ocho dólares de los Estados Unidos de Norteamérica, dividido en mil setenta y tres millones cuatrocientas sesenta y dos mil novecientas cincuenta y tres acciones ordinarias, sin valor nominal, que se ha suscrito y pagado en su totalidad entre los accionistas: a) Minera Lobo Marte S.A. ha suscrito y ha pagado cuarenta y cuatro millones seiscientas cincuenta mil quinientas diez acciones, b) TVX Minera de Chile Limitada ha suscrito y ha pagado una acción, c) MDO Holdings Ltd. ha suscrito y ha pagado quinientas catorce millones cuatrocientas seis mil doscientas veintiún acciones, y d) Macaines Mining Properties Ltd. ha suscrito y ha pagado quinientas catorce millones cuatrocientas seis mil doscientas veintiún acciones. El monto del capital social podrá ser aumentado o disminuido en junta de accionistas. Los accionistas no son responsables ante terceros de las obligaciones de la Sociedad. **TÍTULO TERCERO. Administración. Artículo Quinto:** La sociedad tendrá un directorio compuesto de tres miembros titulares y tres suplentes. Los directores podrán ser accionistas o no. Las designaciones de directores, así como su sustitución o remoción, podrán ser efectuadas libremente y en cualquier época por el acuerdo de los accionistas, sea en junta o mediante escritura pública anotada al margen de la inscripción social en los Registros de Propiedad y de Accionistas del Conservador de Minas que correspondiere. **Artículo Sexto:** Cada director titular tendrá su respectivo suplente, quien podrá reemplazarlo en forma definitiva en caso de vacancia, y en forma transitoria, en caso de ausencia o impedimento

temporal de aquél. Sólo en caso de vacancia del titular y su respectivo suplente, deberá procederse a la renovación total del directorio en la próxima junta ordinaria de accionistas que deba celebrar la sociedad y en el intertanto, el directorio podrá nombrar un reemplazante. Los miembros del directorio podrán ser remunerados por su función de tales, correspondiéndole anualmente a la junta ordinaria de accionistas el determinarlo y su monto conforme a las reglas generales. Los directores suplentes podrán siempre asistir a las sesiones de directorio, pero solamente tendrán derecho a voto cuando reemplacen a un titular. El reemplazo de un director titular por un suplente es un trámite de orden interno de la sociedad que no requerirá de ninguna formalidad especial, no siendo necesario acreditar ante terceros su procedencia para la validez de lo actuado por un director suplente, bastando para su eficacia ante terceros el solo hecho de producirse el reemplazo. **Artículo Séptimo:** El directorio elegirá a su presidente, quién lo será también de la sociedad y de la junta de accionistas. **Artículo Octavo:** El directorio se reunirá periódicamente, en los días y horas y horas que el mismo acuerde, sin perjuicio de celebrar reuniones especiales cuando sea citado por su presidente o por uno o más directores. Las citaciones para reuniones especiales se harán por escrito y deberán ser expedidas a cada uno de los directores con cinco días hábiles de anticipación, a lo menos, a la fecha de la reunión, enviándose vía correo electrónico a los directores domiciliados en el extranjero. No obstante, las sesiones especiales podrán llevarse a cabo sin necesidad de esa citación si se celebraren con la asistencia de todos los directores con derecho a voto. El quórum para las sesiones de directorio y la mayoría para adoptar acuerdos será de dos de sus miembros con derecho a voto. **Artículo Noveno:** De las deliberaciones y acuerdos del directorio se dejará constancia en un libro especial de actas, las que deberán ser firmadas por los directores que hubieren concurrido a la sesión. Los acuerdos podrán ser cumplidos sin

que sea necesario aprobar el acta en una reunión posterior. Si alguno de los asistentes falleciere, se negare a firmar el acta o se imposibilitare por cualquier causa para hacerlo, se dejará constancia al pie de la misma de las circunstancias y se dará cuenta de ello en la próxima junta ordinaria o extraordinaria de accionistas, lo cual no obstará, sin embargo, a la validez de los acuerdos tomados. El director que se negare a firmar el acta deberá fundamentar su determinación. Serán también válidos los acuerdos que adopte el directorio que consten de escritura pública o de instrumento privado suscrito ante Notario por el número de directores con derecho a voto necesario para adoptar el o los acuerdos de que se trate. **Artículo Décimo:** El directorio tendrá a su cargo la administración superior de la sociedad y en especial le corresponderá: /uno/ ejercer la administración, representación y uso de la razón social de la sociedad, para lo cual tendrá amplias facultades de administración y disposición, con excepción de aquellas materias entregadas a la aprobación de juntas de accionistas; /dos/ decidir sobre la adquisición, exploración, desarrollo y explotación de las concesiones mineras de la sociedad; / tres/ nombrar, remover y sustituir al presidente del directorio y el gerente general de la sociedad, respectivamente; / cuatro / citar a juntas de accionistas; / cinco / disponer la distribución de dividendos con cargo a los beneficios sociales; / seis/ formar fondos de reserva; / siete / otorgar al gerente general los poderes necesarios para que pueda cumplir cabalmente las funciones que le asigna el artículo décimo séptimo; / ocho / establecer y modificar la política de comercialización que aplique la sociedad, / nueve / acordar los presupuestos anuales de operación, de inversiones de capital y de exploraciones de la sociedad para cada año calendario; / diez / acordar los criterios que regirán la disposición de las concesiones mineras y de las acciones de sociedades mineras que sean de propiedad de la compañía; / once / establecer y modificar las políticas sobre remuneraciones y beneficios de los directores; y / doce /las demás que

expresamente le confieran estos estatutos. **Artículo Undécimo:** La Sociedad tendrá un Gerente General que será designado por el Directorio, estará investido de todas las facultades que le asignan estos estatutos y de todas aquellas que expresamente le otorgue el Directorio.- **Artículo Duodécimo:** El Gerente General actuará como Secretario del Directorio y de las Juntas de Accionistas en todas las reuniones que celebren, salvo que el Directorio o las Juntas, en su caso, designen otra persona para ejercer este cargo para una reunión determinada. **TITULO CUARTO: De las Juntas de Accionistas**. **Artículo Décimo Tercero:** Los accionistas se reunirán anualmente en junta ordinaria, en la fecha que determine el directorio dentro del primer cuatrimestre de cada año, con el objeto de conocer el balance, el inventario y la memoria del ejercicio anterior que el directorio deberá presentar a consideración de la junta. **Artículo Décimo Cuarto:** Los accionistas se reunirán en junta extraordinaria cada vez que lo exijan las necesidades de la sociedad. El directorio convocará a junta extraordinaria a iniciativa propia o a petición de accionistas que representen, a lo menos, el cuarenta por ciento de las acciones de la sociedad. En la junta extraordinaria sólo podrán tratarse los asuntos incluidos en la convocatoria. Sólo en junta extraordinaria de accionistas, especialmente convocada al efecto y celebrada con asistencia de un Notario Público, podrá acordarse la reforma de estos estatutos sociales; el aumento o disminución del capital social; la disolución anticipada de la sociedad; la venta o enajenación de todo su activo y pasivo, la enajenación de pertenencias mineras; la transformación, división o fusión de la sociedad; el otorgamiento de garantías reales o personales para caucionar obligaciones de terceros, excepto si éstos fueren sociedades filiales, en cuyo caso la aprobación del Directorio será suficiente, y la determinación de las cuotas que se refiere el artículo ciento noventa y cinco del Código de Minería. **Artículo Décimo Quinto:** La citación a juntas de accionistas, tanto ordinarias como extraordinarias, se efectuará

por medio de avisos que el directorio o el árbitro en su caso ordenarán publicar por dos veces, en el Boletín Oficial de Minería de Santiago, o en la publicación que haga sus veces, dentro de los cincuenta días anteriores al de la junta. La junta no podrá celebrarse antes de los quince días siguientes a la fecha de la publicación del último aviso. La citación expresará si se trata de una junta ordinaria o extraordinaria, el lugar, día y hora en que deberá celebrarse y el objeto u objetos de la reunión. A los accionistas que tengan domicilio registrado en la sociedad se les citará también por carta certificada enviada por el directorio, pero la falta de envío o recepción de dicha carta certificada no afectará la validez de la junta ni de los acuerdos que la misma adoptare. Las juntas de accionistas, tanto ordinarias como extraordinarias, podrán constituirse sin publicación de avisos ni citación alguna cuando concurra la unanimidad de los accionistas, por sí o por mandatarios debidamente constituidos. Será también válida la junta que conste de escritura pública suscrita por personas que representen todas las acciones de la sociedad. **Artículo Décimo Sexto:** Los accionistas podrán concurrir personalmente a las juntas generales o por intermedio de sus representantes legales o mandatarios. Los mandatarios podrán o no ser accionistas de la sociedad. El mandato deberá otorgarse por escritura pública. **Artículo Décimo Séptimo:** Las juntas de accionistas, tanto ordinarias como extraordinarias, se constituirán y adoptarán acuerdos con la mayoría absoluta de las acciones de la sociedad. Sin embargo, las juntas extraordinarias de accionistas que tengan por objeto acordar la reforma de los estatutos sociales; el aumento o disminución del capital social; la disolución anticipada de la sociedad, la venta o enajenación de todo su activo y pasivo, la enajenación de pertenencias mineras; la transformación, división o fusión de las sociedad; el otorgamiento de garantías reales o personales para caucionar obligaciones de terceros, excepto si éstos fueren sociedades filiales, en cuyo caso la aprobación del Directorio será

suficiente, y la determinación de cuotas para gastos, sólo podrán constituirse y adoptar acuerdos con el voto de, a lo menos, los dos tercios de las acciones de la sociedad. **Artículo Décimo Octavo:** En las juntas de accionistas cada acción da derecho a un voto. **Artículo Décimo Noveno:** De las deliberaciones, votaciones y acuerdos de las juntas de accionistas se dejará constancia en un libro especial de actas. En las actas se expresará el nombre de los asistentes y el número de las acciones que cada uno posea o represente. Las actas contendrán también una relación sucinta de las observaciones o incidentes producidos, de las proposiciones sometidas a discusión y del resultado de las votaciones. Las actas serán firmadas por el presidente y por dos accionistas o representantes legales o apoderados de accionistas, que hayan asistido a la reunión y que sean designados al efecto por la junta, o por todos los asistentes a la junta si éstos fueren menos de tres. Una vez que el acta se encuentre firmada por las personas indicadas precedentemente, se tendrá por definitivamente aprobada sin necesidad de ninguna otra formalidad y, en consecuencia, los acuerdos consignados en ella se cumplirán sin esperar su aprobación posterior en otra junta. **__TITULO QUINTO: Balance y Distribución de Utilidades__. Artículo Vigésimo:** Al treinta y uno de Diciembre de cada año se practicará un balance de las operaciones y negocios sociales y un inventario de los bienes y obligaciones de la sociedad. Estos documentos, junto con una memoria explicativa de la situación de la sociedad en el último ejercicio, serán presentados por el directorio a la consideración de la junta ordinaria de accionistas. La memoria, balance e inventario y sus antecedentes justificativos estarán a disposición de los accionistas, en las oficinas de la sociedad, durante los quince días anteriores a la fecha de celebración de la junta ordinaria. **Artículo Vigésimo Primero:** El directorio destinará los beneficios líquidos que obtenga la sociedad, demostrados por el balance del ejercicio respectivo y previa deducción de las reservas legales o aquéllas que el

directorio acordare, a la distribución de utilidades a los accionistas en proporción a sus acciones y por los montos que acordare. La distribución se hará en minerales, en pastas o en dinero, según lo acuerde el directorio, sin que tenga aplicación el inciso final del artículo ciento noventa y cuatro del Código de Minería. **TITULO SEXTO: Disolución y Liquidación. Artículo Vigésimo Segundo:** La sociedad terminará: Uno/ Por la enajenación, extinción o caducidad de todas las concesiones de que la sociedad sea propietaria a cualquier título. Dos/ Por la reunión en una sola persona de todas las acciones en que se divide el interés social. Tres/ Por la expiración del plazo de su duración; sin embargo, los accionistas reunidos en junta extraordinaria podrán prorrogar el plazo de duración de la sociedad, siempre que así lo convengan antes del vencimiento de dicho plazo con el voto conforme de, a lo menos, los dos tercios de las acciones de la sociedad. Cuarto/ Por acuerdo de los accionistas, tomado en junta extraordinaria. **Artículo Vigésimo Tercero:** Disuelta la sociedad por cualquier causa, su liquidación, cuando proceda, será practicada por una Junta Liquidadora, compuesta por tres miembros, accionistas o no, designados por la primera junta de accionistas que se celebre con posterioridad a la disolución. Los liquidadores durarán en sus funciones hasta el término de la liquidación, sin perjuicio de la facultad de la junta de accionistas de revocarles su mandato y reemplazarlos. Las atribuciones de los liquidadores serán las que le fije la junta general de accionistas. Las funciones de los liquidadores se remunerarán en la forma que determine la junta de accionistas. Durante la liquidación seguirán aplicándose las normas de estos estatutos en todo aquello que resulte compatible con el estado de liquidación de la sociedad. Mientras no se designe una Junta Liquidadora, las medidas conservativas u otras que se requieran serán cumplidas por el último directorio. **TITULO SEPTIMO: Arbitraje. Artículo Vigésimo Cuarto:** Las diferencias que ocurran entre los Accionistas en su calidad de tales, o entre éstos y la Sociedad o sus administradores, sea

durante la vigencia de la Sociedad o durante su liquidación, de cualquier naturaleza que sean, serán sometidas al fallo de un árbitro arbitrador nombrado de común acuerdo y, a falta de acuerdo, designado por la justicia ordinaria, contra cuyo fallo no procederá recurso alguno.- Para el caso de que el árbitro sea designado por la justicia ordinaria, el nombramiento deberá recaer en un abogado que se desempeñe o se haya desempeñado como ministro o abogado integrante de la Corte de Apelaciones de Santiago o de la Corte Suprema.- **ARTICULOS TRANSITORIOS**. **Artículo Primero Transitorio.** El capital de la sociedad asciende a la suma de sesenta y siete millones seiscientos veintiocho mil doscientos diecinueve coma cincuenta y ocho dólares de los Estados Unidos de Norteamérica, dividido en mil setenta y tres millones cuatrocientas sesenta y dos mil novecientas cincuenta y tres acciones ordinarias, sin valor nominal, el que se ha suscrito íntegramente por los socios Minera Lobo Marte S.A., TVX Minera de Chile Limitada, MDO Holdings Ltd. y Macaines Mining Properties Ltd., en la proporción mencionada en el artículo cuarto de los estatutos y se encuentra íntegramente pagado por los citados socios con la parte del capital que cada uno de ellos tenía en "Minera Santa Rosa S.A." antes que ésta se transformara en sociedad contractual minera. **Artículo Segundo Transitorio.** El primer Directorio de la Compañía, que funcionará hasta la fecha de celebración de la Primera Junta Ordinaria de Accionistas en que se elegirá a los miembros del directorio definitivo de la Sociedad, estará compuesto por los siguientes directores titulares y sus respectivos suplentes: A) Titulares: el señor Humberto Aquino, el señor Andrés Jorge Verdugo Ramírez de Arellano, y el señor José Tomás Letelier Vial; B) Suplentes: el señor Alistair Hugh Waddell, la señora Renée Scholem Appel, y el señor Miguel Baeza Guíñez. Durante el tiempo que media entre la fecha de esta escritura pública y la designación del directorio definitivo de la sociedad por la próxima Junta Ordinaria de Accionistas, el directorio provisorio estará investido de todos sus poderes y facultades que estos

estatutos otorgan al directorio, sin ninguna limitación. Especialmente, el directorio provisorio puede nombrar gerentes y subgerentes y otorgarles sus correspondientes poderes, así como conferir poderes especiales o delegar facultades. **Artículo Tercero Transitorio.** Compañía Minera Mantos de Oro es legalmente la misma persona jurídica que Minera Santa Rosa S.A., por lo que tributariamente se trata del mismo contribuyente que tiene el rol único tributario número setenta y ocho millones novecientos veintiocho mil trescientos ochenta guión K, sin que su transformación de sociedad anónima a sociedad contractual minera afecte su continuidad como persona jurídica. **Artículo Cuarto Transitorio.** Se deja constancia que, con motivo de la fusión de la Sociedad con Compañía Minera Mantos de Oro S.A., acordada en juntas extraordinarias de accionistas celebradas y reducidas a escritura pública el dos de diciembre de dos mil once, en la Notaría de Santiago de don José Musalem Saffie, "Compañía Minera Mantos de Oro" ex "Minera Santa Rosa S.A." adquirió un total de doscientas veintitrés concesiones mineras, de las cuales sesenta y un corresponden a concesiones de explotación ya constituidas, setenta y una corresponden a concesiones de explotación en trámite, veintisiete corresponden a concesiones de exploración constituidas y sesenta y cuatro corresponden a concesiones de exploración en tramitación. Entre las concesiones de explotación ya constituidas se encuentra la siguiente: Yar uno/siete, cuya acta de mensura se encuentra inscrita a fojas trescientos sesenta y uno, bajo el número ciento cuarenta y ocho, en el Registro de Propiedad del Conservador de Minas de Copiapó correspondiente al año mil novecientos ochenta y ocho. La completa singularización de todas las concesiones de exploración y explotación, constituidas y en tramitación pertenecientes a la Sociedad, se encuentran en la escritura pública otorgada asimismo el dos de diciembre de dos mil once, en la Notaría de Santiago de don José Musalem Saffie". **Catorce)** Facultar a don Juan Antonio Rivera Poblete, a doña Mónica Brandau Bustos, a don Claudio César Monsalve Carreño y a doña Carolina Andrea Masihy Prieto

para que separada e indistintamente cualquiera de ellos concurra ante el Servicio de Impuestos Internos y efectúe en representación de la Sociedad, todos los trámites, presentaciones y demás gestiones que sean necesarias a fin de notificar a dicho Servicio del aumento de capital originado en la fusión, como de la modificación de sus estatutos producida con motivo de transformación en sociedad contractual minera, y efectuar los trámites de timbraje de Libros u otros documentos o instrumentos mercantiles y/o contables de la sociedad bajo su nueva razón social, pudiendo en cada caso firmar los formularios o resguardos que les sean solicitados. Asimismo, se le faculta para delegar el presente poder. **Quince)** Finalmente, facultar a don Andrés Jorge Verdugo Ramírez de Arellano, doña Bárbara Francisca Gostling Délano, don Cristián Mujica Escudero y a doña Carolina Andrea Masihy Prieto para que, separada e indistintamente, puedan celebrar los contratos u otorgar las escrituras declaratorias y complementarias que jurídicamente resulten necesarias, para los efectos de que en definitiva se radiquen e inscriban a nombre de "Compañía Minera Mantos de Oro" todos los bienes muebles e inmuebles y derechos de cualquier naturaleza de que fuera dueña "Compañía Minera Mantos de Oro S.A.". **VI. FIRMA DEL ACTA.** Se acordó que el acta de la presente junta extraordinaria de accionistas fuera firmada por los representantes de todos los accionistas presentes en la reunión, en conjunto con el secretario de actas. **VII. CUMPLIMIENTO DE ACUERDOS.** Se acordó unánimemente dar curso de inmediato a los acuerdos adoptados y se convino en que ellos producirán efecto desde la firma del acta. **VIII. REDUCCIÓN A ESCRITURA PÚBLICA.** La Junta, por unanimidad, acordó facultar a don Andrés Jorge Verdugo Ramírez de Arellano, doña Carolina Andrea Masihy Prieto, doña Bárbara Francisca Gostling Délano y a don Cristián Mujica Escudero, para que separada e indistintamente cualquier de ellos reduzca a escritura pública la presente acta, y autorizar al portador de copia autorizada de esa escritura pública, o de su extracto, para requerir y firmar todas las inscripciones y anotaciones

que correspondan en los Registros Conservatorios que Correspondan. No habiendo más consultas ni otros temas a tratar y siendo las dieciocho horas, y habiéndose cumplido el objeto de la convocatoria de la presente junta de accionistas, se levanta la sesión, agradeciendo a los asistentes por su presencia. Miguel Baeza Guíñez, p. Minera Lobo Marte S.A., José Tomás Letelier Vial p. TVX Minera de Chile Limitada. **CERTIFICADO.** Certifico que me encontré presente durante todo el desarrollo de la junta extraordinaria de accionistas de que da cuenta el acta que precede, la que se celebró el día, en la hora y lugar en ella indicados, y que ella es expresión fiel de lo ocurrido y acordado en la reunión, en la que estuvieron presentes, debidamente representados, los accionistas que en ella se indican, los que reunían el total de las acciones indicadas en el acta. Certifico, asimismo, que los poderes presentados fueron aprobados sin observación, que los acuerdos fueron adoptados todos por unanimidad, luego de la correspondiente discusión; que el acta que precede contiene una relación fiel y exacta de lo ocurrido y acordado en la reunión, y que fue firmada en mi presencia por las personas designadas al efecto. Santiago, dos de Diciembre de dos mil once. Gustavo Montero Martí. Notario Público Suplente del Titular don José Musalem Saffie. Gustavo Montero Martí Notario Público **HOJA DE ASISTENCIA** En Santiago de Chile, a dos de diciembre de dos mil once, en las oficinas sociales ubicadas en calle Cerro Colorado cinco mil doscientos cuarenta, Torres del Parque II, piso dieciocho, comuna de Las Condes, ciudad de Santiago, en junta ordinaria de accionistas de **Minera Santa Rosa S.A.**, se reunieron los siguientes accionistas: Accionista. Número de Acciones. Firma. Uno. Miguel Baeza Guíñez, en representación de Minera Lobo Marte S.A. por cuarenta y cuatro millones seiscientas cincuenta mil quinientas diez acciones. Dos. José Tomás Letelier Vial, en representación de TVX Minera de Chile Ltda., por una acción. **Minuta redactada por el abogado don Benjamín Fernández.** En comprobante y previa lectura, firman los comparecientes el presente instrumento. Se otorga copia.

GUSTAVO MONTERO MARTI
NOTARIO SUPLENTE
48° NOTARIA DE SANTIAGO

Esta hoja corresponde a la escritura de **ACTA.** JUNTA EXTRAORDINARIA DE ACCIONISTAS MINERA SANTA ROSA S.A. DOY FE.

NOTARIO SUPLENTE
48° NOTARIA DE SANTIAGO

CRISTIAN MUJICA ESCUDERO

C.N.I. Nº 7.179.366-4

ORIO Nº 18.620